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                                                                     Exhibit 5.1


                    [BIZAR MARTIN & TAUB, LLP LETTERHEAD]


                                                             September 16, 1998

Network-1 Security Solutions, Inc.
70 Walnut Street
Wellesley Hills, MA 02481

               Re: Registration Statement on Form SB-2 (File No. 333-59617)

Gentlemen:

         We have acted as special counsel to Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of 1,875,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), and up to an additional 281,250 shares (the "Option Shares") of Common Stock subject to an over-allotment option granted to the underwriter of such public offering. The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares". The Company has filed a Registration Statement on Form SB-2 (File No. 333-59617) (as amended, the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of the Shares. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

         In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as amended to date; (ii) the minute books and other records of corporate proceedings of the Company through the date hereof as made available to us by officers of the Company; and (iii) an executed copy of the Registration Statement, and each amendment thereto through the date hereof, together with the exhibits and schedules thereto, in the form filed with the Commission; and we have reviewed such matters of law and fact deemed necessary by us to deliver the within opinion.



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September 16, 1998
Page 2

         For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of copies, and the authenticity of the originals of such copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and statements and representations of officers and other representatives of the Company.

         Based upon and subject to the foregoing assumptions and the further limitations set forth below, it is our opinion that the Shares when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the corporate laws of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Bizar Martin & Taub, LLP
                                                 ----------------------------
                                                 BIZAR MARTIN & TAUB, LLP